EXHIBIT 10.1

July 14, 2005

Mr. Vinod Gupta
IUSA Acquisition Corporation
Omaha, Nebraska

Confidentiality Agreement

Dear Mr. Gupta:

     In connection with your consideration of a possible transaction (“Transaction”) with infoUSA, Inc. (together with its subsidiaries, the “Company”), you have requested the right to use, or to furnish to third parties, certain non-public information regarding the Company or the Transaction. All of this information (whether written or oral) furnished (whether before or after this date) by you (or by the Company at your direction) to third parties including your affiliates, directors, officers, employees, advisors, agents, “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), financial advisors, and potential debt or equity financing sources (such affiliates and other persons being referred to collectively as “Representatives”) in connection with your consideration of a Transaction, and any notes, analyses, compilations, forecasts, studies or other documents prepared by you or any of your Representatives which contain or reflect any such information, is referred to as “Evaluation Material.” The term “Evaluation Material” does not, however, include any information which at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives).

     In consideration of your being permitted to use and to furnish the Evaluation Material to your Representatives as provided herein, you hereby agree as follows:

1.	The Evaluation Material will be used solely for the purpose of evaluating a Transaction with the Company involving you or your affiliates and will not be used in any other manner, and unless and until you have completed a Transaction pursuant to a definitive written agreement between you or any affiliate and the Company, the Evaluation Material will be kept strictly confidential by you and your Representatives and not disclosed in any manner, except that the Evaluation Material or portions may be disclosed to those of your Representatives who need to know this information for the purpose of evaluating a Transaction with the Company (it being understood that prior to this disclosure your Representatives shall be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this agreement (the “Agreement”)). In any event, you agree to be responsible for any breach of this Agreement by your Representatives and you agree, at your expense, to take all reasonable measures to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

2.	Except as required by law or the rules or regulations of any applicable securities exchange, neither you nor your Representatives will, without the prior written consent of the Special Committee of independent directors of the Company (the “Special Committee”), disclose to any person any of the terms, conditions or other facts with respect to any possible Transaction, including its status and the fact that the Evaluation Material has been made available to you or your Representatives (all of the foregoing being deemed to constitute Evaluation Material). As used in this Agreement, the term “person” shall be broadly interpreted to include the media and any corporation, company, joint venture, partnership, trust, individual or other legal entity, including any governmental authority.

3.	In the event that you or any of your Representatives are requested or required by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to disclose any of the Evaluation Material, it is agreed that you or that Representative, as the case may be, will provide the Company and the Special Committee with prompt written notice of each request so that the Company may seek an appropriate protective order or other appropriate remedy and/or waive your or the Representative’s compliance with the provisions of the Agreement, and you will cooperate with the Company to obtain a protective order or other remedy. In the event that a protective order or other remedy is not obtained or that the Company grants a waiver hereunder, you or the Representative may furnish only that portion of the Evaluation Material which, in the opinion of your counsel, you or the Representative are legally compelled to disclose and will exercise your and, if applicable, the Representative’s reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Evaluation Material so furnished.

4.	You understand and acknowledge that neither the Company nor any of its Representatives is making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. Neither the Company nor any of its Representatives shall have any liability to you or any other person (including any of your Representatives) resulting from your use of the Evaluation Material.

5.	You agree that no contract or agreement providing for a Transaction will be deemed to exist between the Company and you unless and until a definitive written agreement has been executed and delivered by the Company and you. You agree that, unless and until a definitive written agreement between the Company and you with respect to the Transaction has been executed and delivered, neither the Company nor any of its Representatives will have any legal obligation or liability of any kind with respect to the Transaction by virtue of this Agreement, any other written or oral expression with respect to the Transaction by the Company or any of its Representatives, or otherwise. For the purposes of this paragraph, a “definitive written agreement” does not include an executed letter of intent or any other preliminary written agreement, nor does it include any written or oral acceptance of any offer or bid.

6.	Title to the Evaluation Material shall remain in the Company, and no license, intellectual property right or other right in or to any of the Evaluation Material is granted or implied by this Agreement. If you determine that you do not wish to proceed with the Transaction, or the Transaction is not consummated by you, you will promptly notify the Company of this determination and, in that event, or at any other time at the request of the Company, you will promptly deliver to the Company, at your expense, or destroy all of the Evaluation Material, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of any of your Representatives, and confirm to the Company in writing that this delivery or destruction has taken place. Notwithstanding any such destruction or return, all Evaluation Material, including oral Evaluation Material, will continue to be subject to the terms of this Agreement.

7.	Until the earliest of (i) the execution by you of a definitive agreement providing for a Transaction or (ii) one year from the date of this Agreement, you agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) in connection with any possible Transaction with any officer, director or employee or agent of the Company or its subsidiaries regarding its business, operations, prospects or finances, except with the express written permission of the Special Committee; provided, however, that Raj Das, Fred Vakili, Ray Butkus, D.J. Thayer and Monica Messer (the “Management Employees”) shall be permitted to participate in presentations to and discussions with your actual or potential financing sources and in discussions with you and your advisors regarding the terms of such actual or potential financing, so long as all information, whether oral, written, electronic or in other form, furnished to any such financing sources has previously been delivered in written or electronic form to the Special Committee; and provided, further that such participation shall be permitted only if each of the Management Employees shall execute, within five days from the date of execution of this Agreement, a confidentiality/standstill agreement in all material respects in the form of this Agreement. In addition, notwithstanding the preceding sentence, you shall be permitted to provide occasional, brief updates concerning the potential Transaction to individuals who may be equity participants in a potential Transaction with you or any of your affiliates. You represent that, as of the date of this Agreement, neither you nor any of your affiliates or associates (other than the Company) has any binding agreement with any director, officer or employee of the Company relating to a Transaction or otherwise relating to any securities of the Company. You further agree that for a period of one year from the date hereof you will not hire or solicit for hire any of the employees of the Company or its subsidiaries unless such employee is terminated by the Company for any reason other than for cause.

8.	You hereby acknowledge that you are aware (and that your Representatives who are apprised of this matter have been or will be advised) that United States securities laws restrict persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of that company, or from communicating that information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

9.	You agree that, for a period of ninety (90) days from the date of this Agreement, unless you are specifically invited by the Special Committee, in writing, to do so, neither you nor any of your affiliates or controlling persons will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company; (ii) any tender or exchange offer, merger or other business combination involving the Company; (iii) any transaction involving the assets of the Company, including any disposition of, or joint venture, management or other operating agreement or financing arrangement (other than financing arrangements with institutions whose primary business is to engage in such financing arrangements in the ordinary course of their business) relating to, the assets of the Company, (iv) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (v) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to activities involving the Company; or (c) enter into any discussions or arrangements with any third party with respect to any of the foregoing. You also agree that during such period you and your Representatives will not request the Company (or any of its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence). The foregoing provisions of this paragraph 9 shall not apply if the Company announces that it has entered into an agreement with a third party that contemplates a merger, consolidation, sale of substantially all of the assets or business combination involving the Company, or a change of control of the Company by tender offer, exchange offer or otherwise.

10.	You acknowledge that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by you or your Representatives and that any breach would cause the Company irreparable harm. Accordingly, you agree that, in the event of any breach or threatened breach of this Agreement, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. In the event of litigation relating to this Agreement, whether at law or in equity, if a court of competent jurisdiction determines by final nonappealable judgment or order that you or any of your Representatives have breached this Agreement, then you shall be liable and pay to the Company the costs and expenses (including the legal fees and expenses) incurred by it in connection with the litigation, including any appeal.

11.	The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). Both parties irrevocably and unconditionally submit to the jurisdiction of any court of the State of Delaware and of any court of the United States of America located in the State of Delaware, for the purpose of any action, suit or other proceeding arising out of this Agreement or any of the transactions contemplated hereby, and agree not to commence any action, suit or proceeding relating thereto except in those courts), and further agree that service of process, summons, notice or document by U.S. registered mail to its address set forth in this Agreement will be effective service of process for any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby. Both parties hereby also irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the courts of the United States of America located in the State of Delaware, and both parties hereby irrevocably and unconditionally waive and agree not to plead or claim in any such court that any action, suit or proceeding has been brought in an inconvenient forum.

12.	The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

13.	If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision of this Agreement is invalid or unenforceable, (i) the remaining terms and provisions shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

14.	This Agreement embodies the entire agreement and understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for in the Agreement. No amendment or supplement or modification or waiver of any provision shall be binding or effective unless the same is set forth in writing signed by a duly authorized officer of the Company and you expressly so amending, supplementing, modifying or waiving this Agreement or any provision.

15.	For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

16.	As used in this Agreement, the terms “affiliate” and “associate” have the meanings ascribed to such terms under rule 405 of the Rules and Regulations under the Securities Act of 1933, as amended.

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17.	Both parties agree that no failure or delay by any party in exercising any right, power or privilege will operate as a waiver, nor will any single or partial exercise preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

     This Agreement is being delivered to you in duplicate. Kindly execute and return one copy of this Agreement which will constitute our agreement with respect to the subject matter hereof.

Very truly yours, infoUSA, INC.
By:	/s/ Martin Kahn
	Name:	Martin Kahn
	Title:	Chairman of the Special Committee

Confirmed and Agreed to this 18th day of July, 2005
/s/ Vinod Gupta
Vinod Gupta

IUSA Acquisition Corporation

By:	/s/ Vinod Gupta
	Name:	Vinod Gupta
	Title:	Manager